EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

SUDBURY, INC. AND SUBSIDIARIES


                                                                              THREE MONTHS ENDED
                                                                   -------------------------------------
                                                                   FEBRUARY 29,            FEBRUARY 28,
                                                                      1996                     1995
                                                                   -----------            --------------
(In thousands, except per share data)

PRIMARY

Average shares outstanding                                           10,577                   10,407
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using average
  market price                                                        2,245                    2,196
                                                                    -------                  -------
      TOTAL                                                          12,822                   12,603
                                                                   ========                  =======

Net income                                                          $ 3,829                  $ 3,015
                                                                    =======                  =======
Per share amount                                                    $   .30                  $   .24
                                                                    =======                  =======


FULLY DILUTED

Average shares outstanding                                           10,577                   10,407
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using the quarter end
  market price if higher than
  average market price                                                2,245                    2,226
                                                                    -------                  -------
     TOTAL                                                           12,822                   12,633
                                                                    =======                  =======

Net income                                                          $ 3,829                  $ 3,015
                                                                    =======                  =======
Per share amount                                                    $   .30                  $   .24
                                                                    =======                  =======

EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

SUDBURY, INC. AND SUBSIDIARIES


                                                                               NINE MONTHS ENDED
                                                                   -------------------------------------
                                                                   FEBRUARY 29,              FEBRUARY 28,
                                                                      1996                       1995
                                                                   ------------              ------------
(In thousands, except per share data)

PRIMARY

Average shares outstanding                                           10,490                     10,353
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using average
  market price                                                        2,303                      2,280
                                                                    -------                    -------
     TOTAL                                                           12,793                     12,633
                                                                    =======                    =======

Net income                                                          $10,596                    $ 8,659
                                                                    =======                    =======
Per share amount                                                    $   .83                    $   .69
                                                                    =======                    =======



FULLY DILUTED

Average shares outstanding                                           10,490                     10,353
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using the quarter end
  market price if higher than
  average market price                                                2,303                      2,280
                                                                    -------                    -------
     TOTAL                                                           12,793                     12,633
                                                                    =======                    =======


Net income                                                          $10,596                    $ 8,659
                                                                    =======                    =======
Per share amount                                                    $   .83                    $   .69
                                                                    =======                    =======





                                     - 18 -